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                                                                    Exhibit 9(h)


                                  Schedule A
                        TO THE ADMINISTRATION AGREEMENT
                BETWEEN MERCANTILE-SAFE DEPOSIT & TRUST COMPANY
                          AND M.S.D. & T. FUNDS, INC.
                              DATED MAY 28, 1993


NAME OF FUND                                         NAME OF FUND
--------------------------------------  --------------------------------------


Prime Money Market Fund                 International Equity Fund

Government Money Market Fund            Diversified Real Estate Fund

Tax-Exempt Money Market Fund            Equity Income Fund

Tax-Exempt Money Market Fund (Trust)    Equity Growth Fund

Growth & Income Fund                    Total Return Bond Fund

Limited Maturity Bond Fund              National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund           Intermediate Tax-Exempt Bond Fund



                                  M.S.D. & T. FUNDS, INC.


                                  By:  /s/ Leslie B. Disharoon
                                      ---------------------------

                                  Title: President

                                  Date: February 27, 1998


                                  MERCANTILE-SAFE DEPOSIT & TRUST COMPANY


                                  By:  /s/ Linda A. Durkin
                                      ----------------------------

                                  Title: Vice President

                                  Date: February 27, 1998